Exhibit 99.3

CONTACT:	Rex Clevenger
Senior Vice President and Chief Financial Officer
Universal Hospital Services, Inc.
(952) 893-3254

Universal Hospital Services, Inc. to Present at the CIBC Healthcare Conference

EDINA, Minn.--(BUSINESS WIRE)--November 7, 2006--Universal Hospital Services, Inc., a leader in medical equipment lifecycle services, today announced that President and CEO, Gary Blackford, will present at the CIBC Healthcare Conference in New York on Wednesday, November 8, 2006.

The presentation used to facilitate the discussions can be accessed by visiting the company's Web site, www.uhs.com and clicking on "Financials" and then on "Presentations."

About Universal Hospital Services, Inc.

Based in Edina, Minnesota, Universal Hospital Services, Inc. is a leading medical equipment lifecycle services company. UHS offers comprehensive solutions that maximize utilization, increase productivity and support optimal patient care resulting in capital and operational efficiencies. UHS currently operates through more than 75 offices, serving customers in all 50 states and the District of Columbia.

Universal Hospital Services, Inc.
7700 France Avenue South
Suite 275
Edina, MN 55435-5228
952-893-3200
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